Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 6 to Registration Statement (No. 333-167177) of Farmers National Banc Corp. on Form S-1 of our report dated March 16, 2010 on the consolidated financial statements of Farmers National Banc Corp., and the effectiveness of internal control over financial reporting, appearing in the 2009 Form 10-K of Farmers National Banc Corp., and to the reference to us under the caption “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio
December 20, 2010